UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 2, 2017

ICF INTERNATIONAL

(Exact name of Registrant as specified in its charter)

Delaware	001-33045	22-3661438
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9300 Lee Highway, Fairfax, Virginia	22031
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 934-3000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)(1)	Amendment of Award Agreements

On March 2, 2017, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of ICF International, Inc. (the “Company”), upon the recommendation of management, approved amended forms of the Company’s Restricted Stock Unit Award Agreement and Performance Share Award Agreement, to reflect a revised three-year vesting period and to provide for the Committee’s review of future performance criteria.

In the revised agreements, the restricted stock units (“RSUs”) will vest over a period of three (3) years, with 25% vesting on each of the first and second anniversary of the Grant Date, and with 50% vesting on the third anniversary of the Grant Date, beginning with the one-year anniversary of the Grant Date (each anniversary, a “Vesting Date”).

In the performance share award agreements (“PSAs”), the Committee uses performance goals under the Company’s 2010 Omnibus Incentive Plan, as amended (the “Plan”) based on the Company’s compounded annual growth rate (“CAGR”) in earnings per share (“EPS”) and the Company’s cumulative total shareholder return relative to its peer group (“rTSR”). The number of Performance Shares that the participant will receive in connection with any award (an “Award”) under the Plan will be based on the Company’s performance during two (2) periods. The initial performance period (the “Initial Performance Period”) will begin on January 1, 2017 and end on December 31, 2018 (two years), and at the end of such period the Award will be adjusted based on EPS. The secondary performance period (the “Secondary Performance Period,” and collectively with the Initial Performance Period, the “Performance Period”) will begin on January 1, 2017 and will end on December 31, 2019 (three years), with the Award further adjusted and paid out at the end of such period based on rTSR. rTSR will be measured by (A) the sum of (i) the Company’s average stock price (for the forty-five (45) day trading period ending December 31, 2019), and (ii) the cumulative amount of dividends declared during the Performance Period, assuming dividend reinvestment on the ex-dividend date, divided by (B) the Company’s average stock price at the beginning of the Performance Period (for the forty-five (45) day trading period ending December 31, 2016). The Performance Shares will only be eligible to vest following the expiration of the Secondary Performance Period.

PSAs will be settled following the end of the Secondary Performance Period by the issuance of shares of the Company’s common stock, subject to both continued employment by the Company (except in partial Performance Period situations involving death, disability, retirement, termination without cause or for good reason, Change of Control or, specific to the CEO and COO, voluntary termination, and as specifically described in the forms of PSAs attached as Exhibits 10.2, 10.3 and 10.4 to this Current Report on Form 8-K) and the achievement of the performance goals established by the Committee. The payout percentage shall be determined using straight line interpolation between rTSR performance levels.

The forms of agreement for RSUs, and PSAs are attached as Exhibits 10.1, 10.2 10.3 and 10.4 to this Current Report on Form 8-K and incorporated herein by reference, and the description herein is qualified in its entirety by reference thereto.

In accordance with the Plan, the Committee, in its sole discretion, will determine the degree to which any applicable performance goal has been achieved. Performance shares do not have any voting rights. No dividends will be paid on outstanding performance shares during the applicable Performance Period; instead dividend equivalents will be paid based on the number of performance shares that are ultimately earned.

*     *     *

The description contained herein is a summary of the material terms of the form of Award does not purport to be complete, and is qualified in its entirety by reference to the form of agreements of the RSU and PSA Agreements attached hereto as Exhibits 10.1- 10.4.

Item 9.01.   Financial Statements and Exhibits.

(d)	Exhibits

10.1     2017 RSU Agreement (Revised-US Template)

10.2     2017 Performance Share Agreement (Revised Template)

10.3     2017 Performance Share Agreement (Revised CEO Template)

10.4     2017 Performance Share Agreement (Revised COO Template)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ICF INTERNATIONAL, INC.

Date: March 8, 2017
	By:	/s/ James C. Morgan
	Name:	James C. Morgan
	Title:	Executive Vice President and Chief Financial Officer